Exhibit 10.3

Execution Version

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT

AGREEMENT

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of June 23, 2011 by and among

BRODER BROS., CO., a Delaware corporation, as Lead Borrower for the Borrowers named herein (in such capacity, the “Lead Borrower”);

The BORROWERS party hereto;

The GUARANTORS party hereto;

The LENDERS party hereto;

BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders;

BANK OF AMERICA, N.A. and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Collateral Agents (the “Co-Collateral Agents”) for the Lenders; and

BANK OF AMERICA, N.A., as Issuing Bank and Swingline Lender;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Lenders, the Administrative Agent, and the Co-Collateral Agents, among others, have entered into that certain Second Amended and Restated Credit Agreement dated as of October 13, 2010 (as amended, restated, modified or supplemented and in effect, the “Credit Agreement”); and

WHEREAS, the Borrowers, the Guarantors, the Agents and the Lenders have agreed to amend the Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.	Capitalized Terms. All capitalized terms not otherwise defined herein shall have the same meaning as in the Credit Agreement, as applicable.

2.	Representations and Warranties. Each Loan Party hereby represents and warrants that, after giving effect to this Amendment, (i) no Default or Event of Default exists under the

Loan Documents, and (ii) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) as of such date.

3.	Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

a.	The definition of “Applicable Fee” is hereby deleted in its entirety and the following substituted in its stead:

“Applicable Fee” shall mean the applicable percentage set forth in the grid below:

Average daily balance of the Credit Extensions in the immediately preceding quarter	Applicable Fee

Less than 50% of the Revolving Commitments	0.50%
Greater than or equal to 50% of the Revolving Commitments	0.375%

b.	The definition of “Applicable Margin” is hereby deleted in its entirety and the following substituted in its stead:

“Applicable Margin” shall mean, with respect to ABR Revolving Loans and Eurodollar Revolving Loans, (x) from the Second Amendment Effective Date through the fiscal quarter ending September 30, 2011, the percentages set forth in Level II below, and (y) thereafter, the applicable percentages set forth in the pricing grid below:

Level	Average Daily Excess Availability	Adjusted LIBOR Rate Applicable Margin	ABR Applicable Margin

I	Greater than or equal to $50,000,000	2.00%	1.00%

II	Greater than or equal to $20,000,000 but less than $50,000,000	2.25%	1.25%

III	Less than $20,000,000	2.50%	1.50%

On the first day of each fiscal quarter (each, an “Adjustment Date”), commencing with the fiscal quarter beginning immediately after the fiscal quarter ending September 30, 2011, the Applicable Margin for Eurodollar Revolving Loans and ABR Revolving Loans shall be determined from such pricing grid based upon average daily Excess Availability for the most recently ended fiscal quarter immediately preceding such Adjustment Date.

c.	The following definition is hereby added to the Credit Agreement in appropriate alphabetical order:

“Second Amendment Effective Date” means June 23, 2011.

4.	Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled or waived to the satisfaction of the Agents:

a.	This Amendment shall have been duly executed and delivered by the Loan Parties and the Lenders, and the Administrative Agent shall have received a fully executed copy hereof.

b.	All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment shall have been duly and effectively taken.

c.	The Borrowers shall have paid the amendment fee set forth in that certain Amendment Fee Letter dated as of even date herewith by and among the Borrowers and the Administrative Agent.

d.	After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

5.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and permitted assigns.

6.	Expenses. The Loan Parties shall reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees, in each case to the extent provided in the Credit Agreement.

7.	Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument. Delivery of a counterpart via facsimile or electronic transmission shall constitute delivery of an original counterpart.

8.	Governing Law. This Amendment shall be construed, governed, and enforced pursuant to the laws of the State of New York (without giving effect to conflicts of law principles).

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as a sealed instrument as of the date first above written.

BRODER BROS., CO., as Lead Borrower and as a Borrower

By:	/s/ Martin J. Matthews
	Name:	Martin J. Matthews
	Title:	CFO

BANK OF AMERICA, N.A., as Administrative Agent, a Co-Collateral Agent, Issuing Bank, a Lender and Swingline Lender

By:	/s/ Gregory Kress
Name:	Gregory Kress
Title:	Senior Vice President

GENERAL ELECTRIC CAPITAL CORPORATION, as a Co-Collateral Agent and a Lender

By:	/s/ Thomas Morante
Name:	Thomas Morante
Title:	Duly Authorized Signatory

GE CAPITAL FINANCIAL INC., as a Lender

By:	/s/ Jeffrey Thomas
Name:	Jeffrey Thomas
Title:	Duly Authorized Signatory

WELLS FARGO CAPITAL FINANCE, LLC, as Syndication Agent and a Lender

By:	/s/ Kevin S. Fong
Name:	Kevin S. Fong
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Michael P. Gutia
Name:	Michael P. Gutia
Title:	Vice President